 SUPPLEMENT #1 TO PARTICIPATION AGREEMENT DATED JANUARY 1, 2007

(as amended and supplemented from time to time)

AMONG

DWS VARIABLE SERIES I (“DWSVS I”)

DWS VARIABLE SERIES II (“DWSVS II”)

DWS INVESTMENTS VIT FUNDS (“DWSVIT”)

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (directly and as survivor of a merger with Deutsche Asset Management, Inc.)

DWS INVESTMENTS DISTRIBUTORS, INC.

AND

 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

The parties hereto agree that Schedule B of the Participation Agreement is amended to add the following additional Designated Portfolio(s) for such Separate Accounts and Contracts as may be necessary or appropriate in connection with pending reorganization(s) related thereto.  The class or classes currently permitted for the Acquired Portfolio are hereafter permitted for the Surviving Portfolio.  Each Surviving Portfolio is added for use with the same Separate Accounts and Contracts as currently provided for the Acquired Portfolio.

 Acquired Portfolio Currently a Designated Portfolio

 Surviving Portfolio to be Added as a Designated Portfolio

 DWS Variable Series II--DWS Strategic Value VIP – Class A (formerly, DWS Dreman High Return Equity VIP – Class A)

 DWS Variable Series II--DWS Large Cap Value VIP – Class A

IN WITNESS WHEREOF, each of the parties has caused this Supplement #1 to be executed as of April 29, 2011.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:/s/Yvonne S. Provost

Print Name: Yvonne S. Provost

Title: Vice President

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:/s/Michael J. Woods

Print Name: Michael J. Woods_____

Title:           CEO

By:/s/Alban Miranda

Print Name: Alban Miranda ______

Title:           COO

DWS INVESTMENTS DISTRIBUTORS, INC.

By:/s/Michael J. Woods

Print Name: Michael J. Woods_____

Title:           CEO

By:/s/Alban Miranda

Print Name:_Alban Miranda ______

Title:           COO

DWS VARIABLE SERIES I

DWS VARIABLE SERIES II

DWS INVESTMENTS VIT FUNDS

By:/s/Michael G. Clark

Print Name: __Michael G. Clark____

Title:           President & CEO

W:\PJC\TEMP\VA MERGER  PART. AGREEMENT AMENDMENT (PRUDENTIAL COLI)